UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, Rexford Industrial Realty, Inc. (the “Company”) through its operating partnership, Rexford Industrial Realty, L.P., entered into an agreement (the “Agreement”) with a third-party seller (the “Seller”) to acquire an industrial portfolio consisting of three fully occupied properties aggregating 344,425 square feet, located within the infill Los Angeles - Mid-Counties and Inland Empire West sub-markets (the “Portfolio”).  The purchase price of the Portfolio is $29,050,000, including approximately $5.4 million in debt that currently encumbers one of the three properties (the “Encumbered Property”).  The Company expects to fund the acquisition by assuming the $5.4 million mortgage debt, subject to approval by the lender (the “Assumption Approval”), and by using cash on hand and, subject to cash utilized for other transactions or corporate purposes prior to the Portfolio transaction closing, by drawing on the revolving line of credit for the remainder of the purchase price.

The Company made a deposit of $5.0 million, pro-rated between the unencumbered properties and the Encumbered Property, upon entering into the Agreement, which may be refunded to the Company if it elects to terminate the Agreement prior to the expiration of the due diligence period for any reason.  Upon the expiration of the due diligence period, if the Company elects to proceed with the transaction, the deposit will be non-refundable, except in the case of a Seller default or failure to satisfy closing conditions.  If the Assumption Approval has not occurred by the final deadline provided for in the Agreement, notwithstanding the Company’s election to proceed with the transaction, the Company or the Seller shall have the right to terminate the Agreement with respect to the purchase of the Encumbered Property, with the Company receiving the pro rata portion of the deposit back.  The closing of the two unencumbered properties is scheduled to close in the fourth quarter of 2014, subject to the satisfaction of customary closing conditions.  The closing of the Encumbered Property is dependent on the timing and outcome of the loan assumption process, which could extend out to the first quarter of 2015, and upon the satisfaction of customary closing conditions.

There is no assurance that the Company will acquire the Portfolio because the proposed acquisition is subject to a variety of factors, including the completion of our due diligence procedures, the satisfaction of customary closing conditions and the occurrence of the Assumption Approval as it relates to the Encumbered Property noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Rexford Industrial Realty, Inc.

November 10, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

November 10, 2014	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)